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                                                                    Exhibit 23.1


The Supervisory Board
Fresenius Medical Care Corporation
Else-Kroner-Strasse 1
D - 61352 Bad Homburg
Germany

Frankfurt, Germany
August 1, 2001

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/KPMG Deutsche Treuhand-Gesellechaft Aktiengesellschaft
   Wirtschaftsprufungsgesellschaft

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